Exhibit 99.1

345 E. Main St.

Warsaw, IN 46580

www.zimmerbiomet.com

Media	Investors
Meredith Weissman	Keri Mattox
703-346-3127	215-275-2431
meredith.weissman@zimmerbiomet.com	keri.mattox@zimmerbiomet.com

Ezgi Yagci 617-549-2443 ezgi.yagci@zimmerbiomet.com

Zimmer Biomet Announces Appointment of

New Chief Accounting Officer

Paul Stellato Joins Zimmer Biomet as

Vice President, Controller and Chief Accounting Officer

(WARSAW, IN) May 16, 2022—Zimmer Biomet Holdings, Inc. (NYSE and SIX: ZBH), a global medical technology leader, today announced the appointment of Paul Stellato as Vice President, Controller and Chief Accounting Officer. Prior to joining Zimmer Biomet, Mr. Stellato served as Vice President, Finance, Global Business Services at Xylem Inc.

“With more than two decades of experience and a demonstrated track record of success in all areas of financial services, Paul will be a great addition to our leadership team in his new role,” said Suky Upadhyay, Executive Vice President and Chief Financial Officer of Zimmer Biomet. “His experience and expertise in key finance areas including controllership, FP&A, investor relations and internal audit will be extremely valuable as we continue to drive our business forward.”

Prior to his most recent role at Xylem Inc., Mr. Stellato served as the company’s Vice President, Controller and Chief Accounting Officer and as Vice President Finance, Financial Planning and Analysis. Previously, he spent eight years at ITT Corporation, where he held various roles of increasing responsibility in the finance organization, including General Auditor and Manager, Investor Relations. Mr. Stellato spent the early part of his career in public accounting with both Andersen and Ernst & Young. He holds a Bachelor of Science degree in Accountancy from Villanova University and an MBA in finance from NYU Stern School of Business. He is also a Certified Public Accountant.

About Zimmer Biomet

Zimmer Biomet is a global medical technology leader with a comprehensive portfolio designed to maximize mobility and improve health. We seamlessly transform the patient experience through our innovative products and suite of integrated digital and robotic technologies that leverage data, data analytics and artificial intelligence.

With 90+ years of trusted leadership and proven expertise, Zimmer Biomet is positioned to deliver the highest quality solutions to patients and providers. Our legacy continues to come to life today through our progressive culture of evolution and innovation.

For more information about our product portfolio, our operations in 25+ countries and sales in 100+ countries or about joining our team, visit www.zimmerbiomet.com or follow Zimmer Biomet on Twitter at www.twitter.com/zimmerbiomet.

Cautionary Note Regarding Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements concerning Zimmer Biomet’s expectations, plans, prospects, and product and service offerings, including new product launches and potential clinical successes. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks, uncertainties and changes in circumstances that could cause actual outcomes and results to differ materially. For a list and description of some of such risks and uncertainties, see Zimmer Biomet’s periodic reports filed with the U.S. Securities and Exchange Commission (SEC). These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in Zimmer Biomet’s filings with the SEC. Forward-looking statements speak only as of the date they are made, and Zimmer Biomet disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers of this news release are cautioned not to rely on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this news release.

ZBH-Fin

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